UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2014
ALPHATEC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 431-9286
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On November 10, 2014, Alphatec Holdings, Inc. (the “Company”) issued 1,059,801 shares of the Company’s common stock, par value $0.0001 per share (the “Collaborator Shares”), pursuant to the Collaboration Agreement dated as of October 22, 2013 (the “Collaboration Agreement”) by and between Alphatec Spine, Inc., a wholly owned subsidiary of the Company, and Elite Medical Holdings, LLC and Pac 3 Surgical Products, LLC (collectively, the “Collaborator”). The Company issued the Collaborator Shares as payment for consultation services provided by the Collaborator in connection with product development activities over the first year of the Collaboration Agreement. The Collaborator shares were issued to 24 individuals and entities designated by the Collaborator. Upon the completion of additional product development activities in November 2014, the Company has agreed to issue in November 2014 up to 267,674 additional shares of the Company’s common stock, to the Collaborator or its designees. The Collaborator Shares were issued in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for issuance of securities in transactions by an issuer not involving a public offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: November 12, 2014	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President